Exhibit 23.1

Nichols, Cauley & Associates, LLC A Professional Services Firm of: Certified Public Accountants Certified Internal Auditors Certified Financial Planners® Certified Valuation Analysts ________________	REPLY TO: 2970 Clairmont RD NE Atlanta, Georgia 30329-4440 800-823-1224 FAX 404-214-1302 atlanta@nicholscauley.com
Atlanta • Clarkesville • Dublin • Lake Oconee • Warner Robins www.nicholscauley.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We herby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14721) and in the related prospectus, of Freedom Bancshares, Inc. of our report, Dated March 18, 2008, relating to the consolidated balance sheets of Freedom Bancshares, Inc. and its wholly owned subsidiary, Freedom Bank of Georgia, as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, changes in stockholders equity and cash flows for the years then ended, which report is included in the Annual Report on Form 10-K of Freedom Bancshares, Inc. for the year ended December 31, 2007.

Atlanta, Georgia

March 28, 2008